                             PLACEMENT AGENT WARRANT



THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


                         THE TRANSFER OF THIS WARRANT IS
                         RESTRICTED AS DESCRIBED HEREIN.

                           MARC PHARMACEUTICALS, INC.

                   Warrant for the purchase of 2,000,000 units
                  each consisting of one share of Common Stock,
                          $0.0001 par value per share,
          one warrant to purchase one share of Common Stock at $.50 and two warrants to purchase one share of Common Stock at $1.00


                 THIS WARRANT EXPIRES ON [                     ]
                                          ---------------------

                                            A Maximum of 2,000,000 Warrant Units


         THIS CERTIFIES that, for value received, WIEN SECURITIES CORP. with an address at 525 Washington Blvd., Jersey City, New Jersey 07310 (including any permitted transferee, the "Holder"), is entitled to subscribe for and purchase from Marc Pharmaceuticals, Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time from ________________, 2004 to any time before 5:00 P.M. on ____________________, New York, New York time (the "Exercise Period"), up to 2,000,000 units (the "Warrant Units"), at a price equal to $.31 per Warrant Unit (the "Exercise Price"). Each Warrant Unit consists of one (1) share of the Company's common stock, $0.0001 par value per share ("Common Stock"), one (1) warrant (in the form attached hereto as Exhibit
A) ("Future Placement Agent Warrant One") to purchase one (1) share of Common Stock, at a price equal to $.50 per share to be exercised by ________, 2009, and two (2) warrants (in the form attached hereto) ("Future Placement Agent Warrant Two," and together with the Future Placement Agent Warrant One, the "Future Warrants") to purchase one (1) share of Common Stock, at a price equal to $1.00 per share to be exercised by ________, 2009. Where the context requires, the term "Warrant Unit" shall include the shares of Common Stock and Future Warrants which comprise a Warrant Unit. This Warrant is the warrant or one of the warrants (collectively, including any warrants issued upon the exercise or transfer of any such warrants in whole or in part, the "Warrants") issued to the Holder in connection with its acting as the placement agent for an initial public offering (the "Offering") by the Company of 20,000,000 units (the "Investor Units"), each Investor Unit consisting of one (1) share of Common Stock, one (1) Class A warrant to purchase one (1) share of Common Stock at a price equal to $.50 per share, and two (2) Class B warrants to purchase one (1) share of Common Stock at a price equal to $1.00 per share (collectively, with all warrants included in the Investor Units, the "Investor Warrants"), pursuant to a Prospectus, dated __________, 2004), as it may be supplemented or amended (the "Prospectus"). In the event the Placement Agent does not sell all of the 2,000,000 Investor Units offered by the Company in the Offering, the Placement Agent will not be entitled to purchase all of the 2,000,000 Warrant Units. Notwithstanding any other provision of this Warrant, the Placement Agent shall be entitled to purchase only an amount of Warrant Units that equal eight percent (8%) of the total amount of Investor Units sold by the Placement Agent in the Offering. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.


         The number of Warrant Units issuable upon exercise of this Warrant and the Exercise Price may be adjusted from time to time as hereinafter set forth.

         1. Exercise Period and Exercise Price.


         (a) The exercise period of this Warrant and each Warrant Unit shall not exceed five (5) years from the effective date of the Prospectus.

         (b) This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Units (subject to the limitation set forth in the preamble to this Warrant), by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office at 350 Bedford Street, Stamford, Connecticut 06901, or at such other place as is designated in writing by the Company, together with cash or a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Units for which this Warrant is being exercised.

         (c) All or any part of this Warrant may be exercised on a "cashless" basis, by stating in the exercise notice such intention, and the maximum number (the "Maximum Number") of Warrant Units the Holder elects to purchase pursuant to such exercise. The number of Warrant Units which the Holder shall receive (the "Cashless Exercise Number") shall equal the Maximum Number minus the quotient that is obtained when the product of the Maximum Number and the then current

Exercise Price is divided by the then Current Market Price (as hereinafter defined) per share of Common Stock. As used herein, "Current Market Price" per share of Common Stock shall mean, on any date, the product of (i) the average of the daily closing prices for the Company's Common Stock for the thirty (30) consecutive trading days immediately preceding such date, and (ii) the number of shares of Common Stock into which each Warrant Unit is convertible at the time of such exercise. The closing price for each day shall be the last reported sales price regular way or, in the case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. ("NASD") through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the Current Market Price shall mean the fair value of the shares of Common Stock into which each Warrant Unit is convertible at the time of such exercise on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error.

         (d) The Company may redeem this Warrant at any time during the Exercise Period, by providing the Holder with the time, manner and place of redemption by first class or registered mail, postage prepaid, at the address set forth in this Warrant, after the occurrence of a "Redemption Event." A Redemption Event shall be the fifth consecutive trading day upon which the Common Stock has been trading at $1.25 per share, determined by taking the average between the "bid" and "ask" price of the Common Stock on each such day, at a price of $.001 per number of shares which may be purchased by this Warrant, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares.


         2. Purchase of Warrant Units. (a) Upon each exercise of the Holder's rights to purchase Warrant Units, the Holder shall be deemed to be the holder of record of the Warrant Units issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Units shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Units issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Units (or portions thereof) subject to purchase hereunder.

             (b) Notwithstanding the provisions of the Future Warrants, the call provision of each of the Future Warrants shall not be applicable to the Holder, and the Company hereby waives its rights pursuant to such call provisions.

         3. Exercise Procedure. Any shares of Common Stock issued upon the exercise in part of this Warrant shall be numbered and shall be registered in a Common Stock Register as they are issued. Any Future Warrants issued upon the exercise in part of this Warrant shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any part of any Warrant Unit on either such Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant Unit on the part of any other person, and shall not be liable for any registration or transfer of Warrant Units which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Units (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

         4. Registration Rights.

             (a) The Holder acknowledges that it has been advised by the Company that neither this Warrant nor the Warrant Units have been registered under the Act, that this Warrant is being or has been issued and the Warrant Units may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering. The Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Warrant or the Warrant Units issuable upon exercise hereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Warrant or such Warrant Units is registered under the Act, it being understood that neither this Warrant nor such Warrant Units are currently registered for sale and that the Company has no obligation or intention to so register this Warrant or such Warrant Units except as specifically provided herein, or (ii) this Warrant or such Warrant Units are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Warrant for the sale of this Warrant or such Warrant Units and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act.

             (b) The Company has granted certain "piggy back" registration rights to the Holder pursuant to the Registration Rights Agreement of even date herewith.

         5. Reservation of Common Stock. The Company shall at all times reserve and keep available, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Units granted pursuant to this Warrant, such number of shares of Common Stock and other stock, securities and property as from time to time are receivable upon exercise of this Warrant and Future Warrants. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant and Future Warrants, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

         6. Notice of Adjustments. The Exercise Price and the number of Warrant Units and shares of Common Stock subject to this Warrant and Future Warrants shall be subject to adjustment from time to time as follows:

                           (a) Subdivision or Combination of Stock. (i) If at
                  any time or from time to time following the date of issuance of this Warrant the Company shall subdivide its outstanding shares of Common Stock, the Exercise Price for this Warrant (and for any Future Warrants which may be subsequently issued) in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (ii) Upon each adjustment of the Exercise Price as provided in
(a)(i) above, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Units (calculated to the nearest whole share of Common Stock and the nearest whole Future Warrant) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Units purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                           (b) Adjustment for Stock Dividends. If and whenever
                  at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock or securities convertible into shares of Common Stock, the Exercise Price and the number of Warrant Units to be obtained upon exercise of this Warrant shall be proportionately adjusted to reflect the issuance of any shares of Common Stock or convertible securities, as the case may be, issuable in payment of such dividend or distribution.

                           (c) Reorganization, Reclassification, Consolidation,
                  Merger or Sale. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock immediately theretofore purchasable as part of the Warrant Units and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby and the terms of the Future Warrants shall also be adjusted accordingly. In any reorganization described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Units purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

                           (d) Minimal Adjustments. No adjustment in the
                  Exercise Price and/or the number of Warrant Units subject to this Warrant need be made if such adjustment would result in a change in the Exercise Price of less than five cents ($0.05) (the "Adjustment Threshold Amount"). Any adjustment less than these amounts which is not made shall be carried forward and shall be made together with any subsequent adjustments, at the time when (i) the aggregate amount of all such adjustments is equal to at least the Adjustment Threshold Amount or (ii) this Warrant is exercised.

                           (e) Certificate of Adjustments. Upon the occurrence
                  of each adjustment or readjustment of the Exercise Price pursuant to this Section 7, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the then effective Exercise Price and number of shares of Common Stock subject to this Warrant and the Future Warrants, and (iii) the then effective amount of securities (other than the shares of Common Stock) and other property, if any, which would be received upon exercise of this Warrant and the Future Warrants.

         8. Expenses. The issuance of any Warrant Units or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such warrant units or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         9. Transferability. The Warrant Units issued upon exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Units shall bear the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."


         This Warrant and the Future Warrant issued upon exercise hereof (and the Common Stock underlying the Warrant Unit) may not be offered, sold, or transferred except in compliance with the Act and in accordance with the appropriate rules in the NASD and any applicable state securities laws; and then only against receipt of an agreement of the Person to whom such offer or sale is made to comply with the provisions of this Section 9 with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any Person purchasing this Warrant or any underlying security pursuant to a registration statement effective under the Act. The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof under circumstances that might require registration of such security under the Act or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition. Promptly upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the opinion of such counsel, the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company. The above agreement by the Holder of this Warrant shall not be deemed to limit or restrict in any respect the exercise of rights set forth in Section 9 hereof.


         10. Loss of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

         11. No Stockholder Rights. The Holder of this Warrant shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         12. Governing Law. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without giving effect to conflicts of law principles.

         13. Consent to Jurisdictions. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 14 hereof. Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear to answer such summons, complaint or other process.

         14. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 350 Bedford Street, Suite 203, Stamford, Connecticut 06901, Attention: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 14. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this
Section 14 shall be deemed given at the time of receipt thereof.

         15. Waiver. No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Warrant upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

         16. Amendment. This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

         17. Captions. Paragraph captions contained in this Warrant are inserted only as a matter of convenience and for reference and in no way define, limit or extend or describe the scope of this Warrant or the intent of any provision hereof.

Dated:              , 2004
       -------------

                                             MARC PHARMACEUTICALS, INC.


                                             By:
                                                --------------------------------
                                                Name: Robert M. Cohen
                                                Title: Chief Executive Officer,

                                                       Chief Financial Officer

                                                       and President


[Seal]


-------------------------------
Robert M. Cohen, Secretary

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)


         FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto ________________ a Warrant to purchase up to 2,000,000 Warrant Units, of Marc Pharmaceuticals, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _________ ___________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated:
      ---------------------

                                             Signature
                                                      --------------------------


                                             -----------------------------------
                                             Signature Guarantee

                                     NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To: Marc Pharmaceuticals, Inc.
    350 Bedford Street
    Stamford, Connecticut 06901


                              ELECTION TO EXERCISE

         The undersigned hereby exercises his or its rights to purchase _________ Warrant Units covered by the within Warrant and tenders payment herewith in the amount of $ ___________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:


------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Units shall not be all the Warrant Units covered by the within Warrant, that a new Warrant for the balance of the Warrant Units covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.



Dated:
      ---------------------
                                            Name:
                                                 -------------------------------
                                                             (Print)


Address:
        ------------------------------------------------------------------------


                                            ------------------------------------
                                            (Signature)
                                            ------------------------------------
                                            (Signature Guarantee)

                                            ---------------------------
                                            (Signature Guarantee)

                                    EXHIBIT A